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                                                                   Exhibit 10.55


                        GZA INVESTMENT ASSOCIATES TRUST
                       ASSIGNMENT OF BENEFICIAL INTEREST

     FOR AND IN CONSIDERATION of the payment of Twelve Thousand Dollars ($12,000), the receipt of which is hereby acknowledged, Donald T. Goldberg, holder and owner of a one sixth (1/6) Interest ("the Interest") in the GZA Investment Associates Trust, under declaration of trust dated November 21, 1984 and recorded at Plymouth County Registry of Deeds, Book 5887, Page 95 ("the Trust"), hereby assigns and transfers to GZA GEOENVIRONMENTAL, INC. ("Assignee"), and its successors and assigns, all of Assignor's right, title and interest in and to the Interest and as beneficiary of the Trust, for Assignee to hold forever.

     Assignor hereby covenants with Assignee that (i) Assignor is the owner of the Interest, (ii) Assignor has good and marketable title thereto, (iii) the Interest is free from all liens, encumbrances and charges, and (iv) Assignor will warrant and defend his title to the Interest, and his transfer to Assignee, against the claims and demands of all persons.

     Assignee does hereby accept such assignment and transfer of the Interest and the powers, rights and obligations as beneficiary of the Trust.

     IN WITNESS WHEREOF, Assignor and Assignee have respectively executed this document as of this 25th day of June, 1996.

Assignor:                               Assignee:

                                        GZA GEOENVIRONMENTAL, INC.


/s/                                     By: /s/
- ----------------------------------         -------------------------------------
DONALD T. GOLDBERG                         President/Treasurer
                                           Leonard M. Seale, President


                                   INDEMNITY

     The undersigned hereby agrees to indemnify and hold harmless the above-described Assignor, Donald T. Goldberg, from and against all claims, damages, expenses, obligations, payments, debts and any amount owing to People's Savings Bank of Brockton and its successors and assigns as a result of, or accruing from, any failure by the above-described Trust on or after the date hereof to pay when due the principal or interest on, or to perform any obligation to be performed on or after the date hereof in connection with, the loan by the Bank to the Trust as evidenced by Note


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dated December 24, 1985 and secured by a Mortgage of the same date of property owned of record by the Trust.

                                        GZA GeoEnvironmental Technologies, Inc.


                                        By: /s/
                                           -------------------------------------
                                        Leonard M. Seale
                                        Chief Executive Officer



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